Exhibit 4.9

FIFTH AMENDMENT TO AMENDED AND RESTATED

SECURITY AGREEMENT, PLEDGE AND INDENTURE OF TRUST

Reference is hereby made to that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997 (as the same may be amended, the “Company Security Agreement”), from World Acceptance Corporation (the “Company”) to Harris N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Company Security Agreement.

Subsequent to the Company’s delivery of the Company Security Agreement, certain shares of stock have been added as Pledged Collateral under the Company Security Agreement and, as a result of such addition, Schedule I of the Company Security Agreement does not accurately describe the shares of capital stock currently held by, or to be held by, the Security Trustee as Collateral under the Company Security Agreement. In addition, the Company and the holders of the Senior Notes have concurrently herewith entered into an Amended and Restated Revolving Credit Agreement, which continues to be secured by, among other things, the Collateral. The Company and the Security Trustee now desire to amend the Company Security Agreement to reflect such changes and to make certain other amendment to the Company Security Agreement as provided for herein.

SECTION 1.	AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Company Security Agreement shall be and is hereby amended as follows:

1.1. Schedule I of the Company Security Agreement shall be and hereby is amended and as so amended shall be restated in its entirety to read as Schedule I attached hereto. As collateral security for the indebtedness, obligations, and liabilities of the Company set forth in Section 2 of the Company Security Agreement, the Company hereby grants and reaffirms to the Security Trustee a continuing lien on and security interest in, and acknowledges and agrees that the Security Trustee has and shall continue to have a continuing lien on and security interest in, all the shares of capital stock of each issuer listed and described on Schedule I attached hereto and all the other properties, rights, interests and privileges comprising the Pledged Collateral (as such term is defined in the Company Security Agreement after giving effect to this Amendment), to the same extent and with the same force and effect as if the shares of stock described on Schedule I had originally been included on Schedule I to the Company Security Agreement. The foregoing granting clause is in addition to and supplemental of and not in substitution for the granting clause contained in the Company Security Agreement. Neither the Company nor the Security Trustee intends by this Amendment to in any way impair or otherwise affect the lien of the Company Security Agreement on such of the Collateral which was subject to the Company Security Agreement prior to giving effect to this Amendment.

1.2. All references to the term “Revolving Credit Agreement” in the Company Security Agreement shall from and after the date hereof be deemed a reference to the Amended and Restated Revolving Credit Agreement dated as of July 20, 2005, by and among the Company, the financial institutions from time to time party thereto, as Banks, and Harris N.A., as Agent, as the same may from time to time hereafter be further amended or modified, including further amendments and restatements of the same in its entirety; and all references to the terms “Senior Notes” and “Notes” in the Company Security Agreement shall from and after the date hereof be deemed a reference to the promissory notes issued from time to time pursuant to the Revolving Credit Agreement, including any and all promissory notes executed in substitution or replacement therefor or an extension or renewal thereof, in each case as the same may be amended or modified from time to time.

1.3. Section 2 of the Company Security Agreement shall be amended by striking the period appearing after Section 2.10 and inserting in its place a semicolon followed by the following phrase:

provided that, in the case of a lien and security interest on the voting stock or other similar voting equity interests of a corporation, limited liability company, partnership or other organization which is a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code (herein, a “Foreign Company”), if granting a security interest of more than 65% of the total combined voting stock or other voting equity interests of any such Foreign Company would cause adverse tax consequences to the Company, then such lien and security interest on the voting stock or other voting equity interests shall be limited to 65% of the total combined voting stock or other voting equity interests of such Foreign Company.

SECTION 2.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Company hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Company Security Agreement, each and all of which shall be applicable to all of the properties, rights, interests and privileges subject to the lien of the Company Security Agreement after giving effect to this Amendment. The Company hereby certifies that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists under the Company Security Agreement after giving effect to this Amendment.

SECTION 3.	MISCELLANEOUS.

3.1. No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Company Security Agreement, any reference in any of such to the Company Security Agreement to be deemed to reference to the Company Security Agreement as modified hereby.

3.2. Except as specifically modified hereby, all the terms and conditions of the Company Security Agreement shall stand and remain unchanged and in full force and effect.

3.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the laws of the State of South Carolina.

[SIGNATURE PAGES TO FOLLOW]

This Fifth Amendment to Amended and Restated Security Agreement, Pledge and Indenture of Trust is dated as of July 20, 2005.

WORLD ACCEPTANCE CORPORATION

By
Name
Title

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee

By
Name
Title

NOTEHOLDERS’ CONSENT

Pursuant to Section 9.2 of the Company Security Agreement, the undersigned Noteholders hereby consent to the Fifth Amendment to Amended and Restated Security Agreement, Pledge and Indenture of Trust, and direct the Security Trustee to execute such Amendment.

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank, as Security Trustee

By
Its

JPMORGAN CHASE BANK, N.A.

By
Its

LASALLE BANK NATIONAL ASSOCIATION

By
Its

HIBERNIA NATIONAL BANK

By
Its

WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

By
Its

CAROLINA FIRST BANK

By
Its

SCHEDULE I

DESCRIPTION OF PLEDGED SHARES

SUBSIDIARY	DESCRIPTION	NUMBER OF SHARES		STOCK CERTIFICATE NO.
WAC Insurance Company, Ltd.	Common, $1 par	325	*	1
WFC of South Carolina, Inc.	Common, $.01 par	10,000		1
World Acceptance Corporation of Alabama	Common, $.01 par	1,000		1
World Acceptance Corporation of Missouri	Common, $.01 par	1,000		1
World Finance Corporation of Georgia	Common, $1 par	25,000 25,000		1 2
World Finance Corporation of Illinois	Common, $.01 par	1,000		1
World Finance Corporation of Louisiana	Common, no par	25		1
World Finance Corporation of New Mexico	Common, $.01 par	1,000		3
World Finance Corporation of South Carolina	Common, $1 par	3,750		1
World Finance Corporation of Tennessee	Common, $.01 par	1,000		1
World Finance Corporation of Texas	Class A Common, $1 par	125,000		A-1
	Class B Common, par	5,802		B-2
WFC Services, Inc., a Tennessee corporation	No par	1,000		1
World Finance Corporation of Kentucky	No par	1,000		1
World Finance Corporation of Colorado	Common, no par	1,000		1
WFC Services, Inc., a South Carolina corporation	________________	____		___
World Acceptance Corporation de México, S. de R.L. de C.V.	________________	____	*	uncertificated interest
Servicios World Acceptance Corporation de México, S. de R.L. de C.V.	________________	____	*	uncertificated interest

*	Constituting 65% of the outstanding voting stock